EXHIBIT 4.1

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TENCOM (TIC)	- as tenants in common	UNIF GIFT MIN (TRANS) ACT		Custodian
TENENT	- as tenants by the entireies	(UGMA) (UTMA)	(Cust)		(Minor)
JTTEN (J/T)	- as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts (Transfer)to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Recieved ____________________________________________________ hereby sell, assign and transfer unto PLEASE PRINT SOCIAL SECURITY OR SOME OTHER INFORMATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________________________________ Attorney
to transfer the said Stock on the books of the within-named Corporation with full power of substitution in the premises,

Dated		X

	SIGNATURE GUARANTEE (BY BANK, BROKER, CORPORATE OFFICER)	NOTICE: THE SIGNATURE TO THIS AGREEMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF M E CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGMENT, OR ANY CHANGE WHATEVER.